UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

CON EDISON

(a)	At the Annual Meeting of Stockholders of Consolidated Edison, Inc. (“Con Edison”) on May 18, 2015, Con Edison’s stockholders voted to elect the members of its Board of Directors; to ratify the appointment of its independent accountants; and to approve, on an advisory basis, named executive officer compensation.

(b)	The name of each director elected, the number of shares voted for or against each director and the number of abstentions as to each director were as shown in the following table. Not included in such amounts are 79,927,733 shares that were broker non-votes.

Name	For	Against	Abstentions
Vincent A. Calarco	152,215,584	4,192,941	1,411,078
George Campbell, Jr.	152,247,489	4,131,214	1,442,927
Michael J. Del Giudice	148,936,141	7,421,948	1,463,541
Ellen V. Futter	139,749,646	16,702,011	1,373,374
John F. Killian	154,877,805	1,548,133	1,395,692
John McAvoy	145,334,129	8,039,513	4,449,285
Armando J. Olivera	154,510,569	1,877,019	1,435,339
Michael W. Ranger	154,513,855	1,868,043	1,441,029
Linda S. Sanford	154,771,675	1,649,828	1,396,173
L. Frederick Sutherland	154,631,345	1,751,778	1,439,804

(c)	The results of the vote to ratify the appointment of PricewaterhouseCoopers LLP as Con Edison’s independent accountants for 2015 were as follows: 232,303,554 shares were voted for this proposal; 3,656,976 shares were voted against the proposal; and 1,792,234 shares were abstentions.

(d)	The results of the advisory vote to approve named executive officer compensation were as follows: 145,833,584 shares were voted for this proposal; 8,944,114 shares were voted against the proposal; 3,047,333 shares were abstentions and 79,927,733 shares were broker non-votes.

CECONY

At the Annual Meeting of Stockholders of Consolidated Edison Company of New York, Inc. (“CECONY”) on May 18, 2015, all 235,488,094 outstanding shares of CECONY’s common stock, which are owned by Con Edison, were voted to elect as the members of CECONY’s Board of Trustees the same persons who, as indicated above, were elected as members of Con Edison’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: May 20, 2015